EXHIBIT 1.1

                         SOFTWARE ACQUISITION AGREEMENT


THIS AGREEMENT made as of the 14th day of December 2001.

BETWEEN:
                           CYOP SYSTEMS INC.,
                           a company formed under the laws of Barbados

                           (hereinafter referred to as "Vendor")

AND:
                           MITCH WHITE,
                           Residing in the Province of British Columbia

                           (hereinafter referred to as "Purchaser")


WHEREAS Vendor is owner of certain of the property rights in the Work as hereinafter defined;

AND WHEREAS Purchaser desires to acquire an interest in the Work as specified in Schedule "A" for the purposes of reproducing, marketing and distributing such Work in order to obtain income therefrom;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants hereinafter contained, Vendor hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Vendor an ownership interest in the Work under the terms and conditions herein specified.

THE INTERESTS IN THE WORK (AS DEFINED AND REFERRED TO IN THIS AGREEMENT) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY "U. S. PERSON", AS DEFINED IN REGULATION S UNDER SUCH ACT, UNLESS SUCH INTERESTS ARE REGISTERED UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

                              PART I - DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings herein;

"Closing," means the date of closing, which is to be agreed upon by the parties.

"Ownership Percentage" means the Purchaser's undivided interest in the Work as described on Schedule "A".

"Promissory Note" shall be the promissory note in the form as set forth in Schedule "B".

"Purchase Price" means the price Purchaser shall pay Vendor, for its Ownership Percentage of the Work.

"Pledge Agreement" means the security agreement in the form attached herein.

"Vendor Software" means the application software of the work described in Schedule "A" hereto.

"Work" means:

         (a)      the Vendor Software;

         (b) all trademarks, patents, copyrights, intellectual property, applications and pending applications, routines and subroutines, and all documentation in existence prior to or after the date hereof relating to the Vendor Software which are owned by the Vendor. Purchaser acknowledges, notwithstanding anything to the contrary in this Agreement, that with respect to the Vendor Software which is acquired by Vendor from third party(ies), the Purchaser's rights in this Work cannot exceed the rights obtained by Vendor from such third party(ies) and will be subject to the limitations imposed on the Vendor from such third party(ies) and that such rights may be modified or amended by Vendor from time to time; and

         (c) any documentation made available by Vendor in support of the Vendor Software;

but Work excludes:

         (i) any software contained in the Vendor Software that is in the public domain or owned by third parties; and

         (ii)     moral rights or copyrights held by the original creators; and

         (iii) any intellectual property rights in titles, trademarks, tradenames characters and other personal and proprietary interests of third parties which are not being acquired hereunder.

                        PART II - PURCHASE AND OWNERSHIP

1.       Ownership

Vendor represents that it is the owner of the Work and holds legal and beneficial title to the Work including any applicable pending trademarks, trade secrets, patents, copyrights and intellectual property rights to the extent specified in agreements entered into between Vendor and its developers as the case may be and as may be modified or amended from time to time.

2.       Acquisition of the Work

Vendor hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from the Vendor the Ownership Percentage (as described in Schedule "A") at Closing for US$3,000,000.

3.       Payment of Purchase Price

The Purchaser agrees to make payment of the Purchase Price to Vendor by:

         (a) cash payment to Vendor of US$1,200,000.00 payable by renunciation of loan account at Closing; and, subject to verification of amount by external auditors

         (b) payment to Vendor of the balance of the Purchase Price by delivering on December 14, 2001 the amount of US$1,800,000 by way of the attached Promissory Note;

Purchaser's obligation with respect to payment of the amounts referred to in paragraph 3 (b) above shall be evidenced by the attached Promissory Note with the relevant amounts and due dates.

4.       Security

Purchaser hereby grants a security interest in all of his or its interest in the Work to Vendor as security for payment of the Promissory Note in a manner sufficient to grant Vendor a first priority lien and security interest under the laws of Barbados and any other jurisdiction required by Vendor and in accordance with the security agreement form required by Vendor. The Purchaser hereby represents and warrants that it has the authority to grant such security interest and such security interest shall not contravene any agreement to which the Purchaser is a party. Purchaser agrees not to encumber or grant any other liens or charges against the Work. Purchaser hereby agrees to enter into the security agreement attached within as Schedule "C".

5.       Transfer of Title to the Work

Vendor hereby acknowledges and agrees that on Closing Purchaser shall own Vendor's interest to the extent of Purchaser's Ownership Percentage in to the Work, as at before and after the date hereof, and Vendor covenants that, except as otherwise provided in this Agreement it shall not (unless the Purchaser fails to pay all amounts owing under the Promissory Note) directly or indirectly, contest such ownership in any manner whatsoever, without prior notice to and consent of Purchaser.

6.       Covenants, Representations and Warranties

(A) Vendor represents and warrants that to the best of its knowledge:

         (a) it has requisite authority, right and power to enter into this Agreement;

         (b) Vendor is a valid and subsisting corporation duly incorporated and in good standing under the laws of Barbados;

         (c) it is not insolvent, bankrupt or in receivership and there are no bankruptcy proceedings threatened, pending or instituted against it to affect its ability to carry out its obligations hereunder;

         (d) there are no judgments outstanding or litigation pending, actual or threatened against it that will affect its ability to carry out its obligations hereunder;

         (e) it is the owner of and has title to the Work to the extent specified in its agreements with its developers (that may be modified or amended from time to time), and Vendor is not aware of any claims made upon it nor actions pending on or threatened upon Vendor regarding the ownership of the Vendor Software.

         (f) its entering into this Agreement does not constitute a breach of any of its obligations under any other agreement, to which it is a party;

         (g) it has received no notice of infringement of the Work by a third party;

         (h) it with its affiliated entities has knowledge of the software industry, including expertise, which will enable it to further develop, distribute, market and maintain the Work;

         (i) no order ceasing or suspending trading in securities of Vendor or prohibiting the sale of such securities has been issued to Vendor or its directors, officers and no investigations or proceedings for such purposes are pending or threatened;

(B) Purchaser hereby certifies, represents and warrants to, and covenants with, Vendor as follows:

         (i) Purchaser will not sell, transfer, or assign all or any part of its interest in the Work, except with the express written consent of Vendor;

         (ii) Purchaser and Vendor will cooperate each with the other to exploit the Work, and will each do all things and execute all documents as may be reasonably required to maintain, develop, enhance, distribute, and market the Work world-wide.
         (iii) Purchaser (if other than a natural person) is not organized under the laws of any jurisdiction within the United States of America, its territories or possessions, was not formed for the purpose of investing in Regulation S securities. Purchaser is not a U.S. person as that is defined in Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "1933 Act");

         (iv) At the time the acquisition of the Work was originated, the Purchaser was outside the United States, its territories and possessions;

         (v) No offer to purchase the Ownership Percentage was made by the Purchaser in the United States, its territories or possessions;

         (vi) The Purchaser is purchasing the Ownership Percentage for its own account and not for the account or benefit of any U. S. person;

         (vii) All offers and sales of the Ownership Percentage by the Purchaser shall be made in compliance with Regulation S, pursuant to registration of the Work under the 1933 Act, or pursuant to an exemption from registration. In any case, the Work will not be resold to a U.S. person (as defined in Regulation S) or within the United States, its territories or possessions, until after the end of the one year restricted period determined in accordance with Regulation S;

         (viii) Purchaser has not entered into any prearranged transaction with any person in the United States for the sale or other transfer of the Ownership Percentage in the Work.

         (ix) It has requisite authority, right and power to enter into this Agreement;

         (x) Purchaser is not insolvent, bankrupt or in receivership and there are no bankruptcy or creditor proceedings threatened, pending or instituted against Purchaser to affect its ability to carry out its obligations hereunder;

Vendor covenants and agrees that Vendor shall not permit, recognize or register any transfer of Purchaser's Ownership Percentage in the Work unless such transfer is made in accordance with Regulation S and the terms and conditions of this Agreement. The parties agree that Vendor has not made any representations or warranties other than as specified in this Agreement.

                                PART II - GENERAL

1.       Insurance

Vendor shall obtain and maintain product liability and general liability insurance on the Work in accordance with industry standards so long as the Work continues to earn sufficient revenues and add Purchaser as an additional named insured.

2.       Assignment

Except as specified below, neither party may assign this Agreement or any of its interests herein without the prior written consent of the other party. Vendor however may assign any of its rights, obligations or interests hereunder to Vendor's subsidiaries, partnerships, joint ventures, or any affiliated entities or to any entity which succeeds, by way of merger, consolidation or sale of substantially all the assets to the business of Vendor in whole or in substantial part, without the written consent of Purchaser,

Notwithstanding any provision of this Agreement, Vendor may sell, transfer, assign, pledge, hypothecate or mortgage the Promissory Note referred to in Part II, paragraph 3(b)(i) without the consent of Purchaser. Also Purchaser shall upon Vendor's request register the source code of the Work in the Canadian, US or any international copyright office in order to satisfy Vendor and meet Vendor's bank and financing requirements and Purchaser hereby grants Vendor power and attorney to act and file on Purchaser's behalf all such filings.

3.       Notice

Unless otherwise expressly provided in this Agreement, any notice, request, direction, consent, waiver, extension, agreement or other communication that is or may be given or made hereunder shall be in writing and either personally delivered to a responsible officer of the addressee or sent by mail, courier or confirmed facsimile transmission to:

CYOP Systems Inc.                                  Purchaser

Attention: Business Affairs                        Attention:  Mitch White
Suite 29, 1st Floor, Beckwith Mall,                5469 Wildwood Crescent
Lower Broad Street,                                Tsawwassen, British Columbia
Bridgetown, Barbados

The parties hereto may change their respective address for notice by notice given in the manner aforesaid. Any notice given by mail, courier or confirmed facsimile transmission shall be deemed to have been received on the next business day after transmission. Any notice given by personal delivery shall be deemed to have been received on the business day on which it is delivered and left at the recipient's address for notice.

4.       Law of Agreement

This Agreement shall be governed by and interpreted in accordance with the Province of British Columbia applicable therein, as interpreted by the Courts of such Province, and the parties irrevocably attorn to the jurisdiction of the courts of such Province.

5.       Currency

Any dollar amounts noted herein are represented in United States currency.

6.       Successors and Assigns

Subject to the restrictions and conditions of assignment and transfer herein contained, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and permitted assigns.

7.       Severability

Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such illegality or invalidity shall not effect the validity of the remainder hereof.

8.       Entire Agreement

This Agreement and the Marketing, Development & Distribution Agreement sets forth all (and is intended by all parties to be an integration of all) of the representations, promises, agreements and understandings among the parties hereto with respect to the purchase, sale, maintenance and development of the Work, and there are no representations, promises, agreements or understandings, oral or written, express or implied, among them other than as set forth, referred to, or incorporated herein.

9.       Further Assurances

The parties hereto will execute such other and further documents and assurances or cause the same to be executed and delivered in order to give full effect to the provisions of this Agreement upon written request.

10.      Gender, Etc.

Words importing the singular number only include the plural, and words in the plural include the singular, and the words importing the masculine gender shall include the feminine gender and the neuter gender where the context so requires, and wording importing Person shall include Persons or vice versa.

11.      Headings

The division of this Agreement into sections and the article headings are for convenience or reference only and shall not affect the interpretation or construction of this Agreement.

12.      Time of the Essence

Time shall be of the essence in this Agreement.

13.      Waiver

No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

14.      Resale Restriction

Purchaser hereby acknowledges that he or it is subject to resale restrictions respecting his or its interest in the Ownership Percentage. Since the Vendor is not a reporting issuer in any province in Canada and is not expected to become a reporting issuer, the interest in the Ownership Percentage may be subject to an indefinite hold period under applicable Canadian or United States securities legislation.

The parties have read and agree to the terms and conditions of this Agreement and acknowledge by way of signature below.

PURCHASER:

Mitch White

VENDOR:

CYOP SYSTEMS INC.

Per:
         Authorized Signatory

                                  SCHEDULE "A"

                            VENDOR SOFTWARE ACQUIRED

Working Title                  Purchase Price            % Interest Acquired

1.  Crediplay                  US$3,000,000                          100%

                                 SCHEDULE "B"
                                 PROMISSORY NOTE
                                                               December 14, 2001

                                                    Province of British Columbia

                        MATURITY DATE: December 14, 2010

FOR VALUE RECEIVED, the undersigned (the "Maker") acknowledges himself or itself, indebted to and promises to pay to the order of CYOP SYSTEMS INC. and its assigns (the "Holder") on November *14, 2010 at Suite 29, 1st Floor, Beckwith Mall, Lower Broad Street, Bridgetown, Barbados (or at such other place as the Holder may from time to time designate in writing to the Maker), the principal sum of US$1,800,000 One million ,eight hundred thousand US Dollars(the "Principal Sum")

The principal sum shall bear interest at the rate of five (5) percent per annum, compounded annually.

All payments of principal and interest due to the Holder pursuant to this Promissory Note, if not paid when due, shall bear interest calculated and compounded annually, from the date upon which they were respectively due until paid in full at the cumulative annual rate of the above stated five percent (5%).

Upon default in payment of any sum due hereunder on the part of the Maker then the Principal Sum then outstanding, together with accrued but unpaid interest, may, at the Holder's option be accelerated and immediately become due and payable in full, with interest thereon from such date at the rate as specified herein plus Maker shall pay Holder for all costs incurred by Holder in the collection of any amounts due under this promissory note.

For so long as the Maker is not in default in the making of any payment due hereunder, it shall have the right to prepay at any time and from time to time all or any part of the Principal Sum then outstanding without notice, bonus or penalty provided that the right of the Maker to make any such prepayments shall be conditional upon payment by the Maker to the Holder of all accrued interest owing in respect of the Principal Sum to the date of any such prepayment.

The provisions of this Promissory Note shall enure to the benefit of the Holder and its successors and assigns and shall be binding upon the Maker and his, her or its heirs, executors, administrators, successors and assigns as the case may be.

The Maker hereby waives presentment protest demand notice of protest and notice of dishonour of this Promissory Note and expressly agrees that this Promissory Note or any payment due hereunder may be extended from time to time by the Holder without in any way affecting the liability of the Maker.

This promissory note is issued by the Maker and accepted by the Holder as partial payment for the consideration due under the Software Acquisition Agreement.

The Holder shall be permitted to assign its rights and benefits of this promissory note to any of Holder's affiliated companies or entities and to Holder's bank or lender.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of British Columbia applicable therein.

Dated at Vancouver, British Columbia, this 14th day of December, 2001.


                                              (Maker)
--------------------------------------------



Per:
         --------------------------------------------
         Signature of "Maker" or by
         his or her agent and attorney,


Mitch White
------------------------------------
Name of Maker (Please Print)